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                                                                   EXHIBIT 22.13


                   SUBSIDIARIES OF LOWRANCE ELECTRONICS, INC.



        SUBSIDIARY                               STATE OR JURISDICTION OF
        ----------                               ------------------------
                                                     INCORPORATION
                                                     -------------

Lowrance Contracts, Inc.                               Delaware

LEI Extras, Inc.                                       Delaware

Electronica Lowrance De Mexico                         Mexico
     S.A. De CV.

Sea Electronics, Inc.                                  Oklahoma